Exhibit 99.92

AMENDMENT TO SOFTWARE LICENSE AGREEMENT Dated 7-19-2004 Between Information Technology: Inc. and Customer Service Center of F.N.B., LLC ENT AMENDMENT ("Amendment") effective, except as hereinafter provided, on the date executed by an authorized representative of Information Technology, Inc (the "Vendor") between Vendor and the Customer identified below. WHEREAS, Vendor and Customer wish to amend the Software License Agreement (hereinafter referred to as the "License Agreements") executed on September 17, 2001 (copy attached for reference) to provide an addition to the Software Products identified in Appendix A and to modify the Account Volume Tier Schedule identified in Appendix B. NOW, THEREFORE, the parties agree as follows 1. Defined Terms. Capitalized terms used herein shall have the same meanings assigned them in the License Agreements. 2. Appendix A Software Products. This Amendment adds the Source NDP CAR Module (8) (106-929) and NDP110 CAR Module (106-948) to the Software Products identified in Appendix A (Revised Appendix A attached). 3. Appendix B Account Volume Tier Schedule. This Amendment modifies the Account Volume Tier Schedule identified in Appendix B to reflect the addition of the Source NDP CAR Module (8) (106-929) and NDP110 CAR Module (106-948). The amended Account Volume Tier Schedule shall be effective the first full calendar month following delivery of the Source NDP CAR Module (8) and NDP110 CAR Module. (Revised Appendix B attached) 4. Amendment. This Amendment is intended to be a modification of the License Agreements. Except as expressly modified herein, the Agreements shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the License Agreements this Amendment shall control. IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated below. CUSTOMER: VENDOR: NORTH VALLEY BANCORP INFORMATION TECHNOLOGY. INC. By: /s/ Jack Richter /s/ M.J. Cushman, Pres/CEO Name: Jack Richter M.J. Cushman, Pres/CEO Title: CAO / EVP Pres/CEO Address: 836 East Cypress Road Address: 1345 Old Cheney Road Redding, CA 96002 Lincoln, NE 68512 Date: - 7/21/05 0c-) Date Accepted: 1 7-2005

APPENDIX A SOFTWARE PRODUCT(S) AND LICENSE FEE(S): 100-000 Central Information System 104-000 Certificate of Deposit Accounting System 102-000 Demand Deposit Accounting System 151-000 General Ledger Accounting System 106-000 Item Entry System 105-000 Loan Accounting System 103-000 Savings Accounting System 000-225 Premier Teller File Server 000-235 Premier Platform File Server 101-307 Premier Platform Seats- Enterprise Wide 101-376 Premier Platform Enterprise Wide - Deluxe One Interface 101-606 Delinquent Child Support Module- (CA) Matched Accounts 102-032 MoneyVe$t (Under 1 Billion Total Assets) 102-045 DDA Transaction Pulls - BAI Format, Eureka, CA 102-103 Express Exception Item Processing Module 103101 Retirement Account Reporting Module 105-101 Automated Credit Reporting Module 105-202 On-Line Loan Collection Module (1-5 Institutions) 105-302 Loan Custodial Module (1 -5 Institutions) 106-630 Check Image Processing Module- Director Interface 106-737 Director Check Archive (Under 100,000 Average Daily Item Volume) 108-919 Source NDP MICR/Image Capture (4 Additional Transports) (Eureka, CA) 106-919 Source NDP MICR/lmage Capture (Crescent City, CA) 106-919 Source NDP MICR/Image Capture (3 Additional Transports) (McKinleyville, Gaberville, Willits, CA) 106-920 NDP850 MICR/Image Capture 106-920 NDP850 MICR/Image Capture (Additional Transport) 106-930 NDP850 CAR Module 106-930 NDP850 CAR Module (Additional Transport) 106-950 NDP850 Power Encode Module 106-950 NDP850 Power Encode Module Additional Transport) 107-000 On-Line Teller Terminal Module 107-139 Premier Teller Commercial Interface 107-140 Premier Teller Commercial Database 107410 Premier Teller Seats - Enterprise Wide 108-101 Bulk Filing Module 110.002 Director - Report 8 Document Archive Single Inst. (Includes 5 Named Users) 110.010 Director Document Import Processor 110-i O6 Premier Image Director Host Module - Enterprise 112-905 Director Enterprise Wide Users 113-200 Director CD-ROM Interface 113-300 Premier Document Distribution Exception Module 113-310 Premier Director E-Mail [Fax Document Distribution 120-002 Safe Deposit Box Accounting System (1-5 Institutions) 151-101 Holding Company Reporting Module 203-001 ATM FIS Interface (Standard) 211-000 ATM On-line System 214-158 ATM Behind the-Switch Network Interface-Deluxe Data, Brown Deer, WI 214-403 ATM Transaction Reconciliation - E-Funds, Brown Deer, WI 220-000 ATM File Transfer Module 220-189 ATM File Transfer Network Interface- Deluxe Data, Milwaukee, WI 221-000 Data Communication File Transfer Module 320-000 Currency Transaction System 350-000 Check Reconciliation System 370-000 Connect' 370-107 TeleBenc- InterVoice 370-195 Premier eCom (1-S Institutions) 370-502 Premier eCorp (1-5 Institutions) 371-301 Premier eLink Deluxe Check Ordering Interface 2 7-2005

372-D02 Bill Payment Module (1-5 Institutions) 373-40t Transaction Management System (1-5 Institutions) 380-000 Paperless Item Module 392-002 OFAC Reporting Module (1-5 Institutions) 400.000 Fixed Assets System 502-002 Prime Module (1-5 Institutions) 502-004 Prime Import Facility (Per Server) 506-008 Premier Teller Release Upgrade Utility 702-000 Accounts Payable System 101-100 Platform Transfer Module 108-929 Source NDP CAR Module (4 Additional Transports) (Eureka, CA) 106-929 Source NOP CAR Module (Crescent City, CA) 106-929 Source NDP CAR Module (3 Additional Transports) (McKinleyville, Gaberville, Willits - CA) 106-948 NDP110 CAR Module

Appendix B Monthly License Fees Account Volume Tier Schedule Tier Base Number Tier Tier Base Fee Per Account Minimum of Accounts Maximum Fee Monthly Payment 1 112,000 $0 $0.3382 Per Account $33,275 2 112,001 136 ,000 $37,878 $0 3297 Per Account $39.075 For Each Account Over 172 000 Accounts 3 736,001 160,000 $45,275 $0.3082 Per Account For Each Account $44,375 Over 138,000 Accounts 4 760,001 208,000 $58.628 $0.2782 Per Account For Each Account $49,475 Over 180,000 Accounts 5 208,001 272,000 $71,981 $0.2633 Per Account Far Each Account $61.981 over 160,000 Accounts Calculation of Monthly License Fees For determining the Monthly License Fee, the Account Volume Tier is the tier where the Customer's Account Volume is greater than or equal to the Base Number of Accounts but still not greater than the Tier Maximum. The Monthly License Fee is equal to the Tier Base Fee plus its corresponding Per Account Fee multiplied by the number of accounts in excess of the previous tier's Tier Maximum, For example: If Customer's Account Volume is 150,000 accounts, the Monthly License Fee is based an Tier 3 (136,001-160,000 accounts): (150,000 - 136,001 accounts) ' $0.3082 + $45,275= $49,589.49 4 7-2005